EXHIBIT IV

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Schedule B No. 333-91104 formerly 333-13756) and in the related prospectuses of our reports dated February 25, 2003 with respect to the consolidated and unconsolidated financial statements of the European Investment Bank included in this Annual Report (Form 18-K) for the year ended December 31, 2002.

ERNST & YOUNG Société Anonyme

/s/ KENNETH A. HAY
Kenneth A. Hay

Luxembourg, June 3, 2003